Exhibit 99.1

August 2, 2005

Media:	John Sousa or David Byford

(713) 767-5800

Analysts:	Peter Wilt or Hillarie Bloxom

(713) 507-6466

DYNEGY ANNOUNCES SALE OF MIDSTREAM

NATURAL GAS BUSINESS TO TARGA RESOURCES

•	Dynegy to receive approximately $2.475 billion in cash and eliminate its responsibility for about $75 million in letters of credit

•	Company’s advantageous tax position will maximize proceeds available to Dynegy

•	Stronger financial profile will enable Dynegy’s Power Generation business to consider growth or other strategic opportunities

HOUSTON (August 2, 2005) – Dynegy Inc. (NYSE: DYN) today announced that it has entered into a definitive agreement for the sale of the company’s Midstream natural gas business to Targa Resources, Inc., a Houston-headquartered independent company affiliated with private equity investor Warburg Pincus. Under the terms of the agreement, which has been approved by the boards of both companies, Targa will acquire Dynegy’s ownership interests in Dynegy Midstream Services, Limited Partnership, which holds Dynegy’s natural gas gathering and processing assets, as well as its natural gas liquids fractionation, terminalling, storage, transportation, distribution and marketing assets.

Dynegy expects to receive $2.475 billion in cash, subject to working capital adjustments, of which $2.35 billion will be paid at closing. In addition to the amount payable at closing, based on current expectations, the company will realize a return of cash collateral of $125 million and eliminate its responsibility for approximately $75 million in letters of credit for the Midstream business, both within 60 days of the transaction closing.

The completion of the transaction is conditioned on the expiration or termination of the Hart-Scott-Rodino waiting period and the fulfillment of other closing conditions as set forth in the agreement. Pending satisfaction of those conditions, the sale is expected to close in the fourth quarter 2005.

“As a result of Dynegy’s unique tax position, the proceeds from the Midstream transaction will be substantially retained for our shareholders,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “We believe the benefits of the transaction will also provide us with opportunities to evaluate new strategic directions for our Power Generation business. We will consider organic growth, growth through opportunistic expansion or participation in the anticipated power sector consolidation as we continue our focus on delivering value to our investors.

“We are positioning our Midstream employees and operations to become part of a company strategically focused on the Midstream natural gas business with expanded market capabilities,” Williamson added. “We will work with Targa to expedite a transition marked by seamless product and service delivery to our customers, open communications with our regulators and communities, and the continued safe, efficient operation of our Midstream assets.”

The Midstream organization, when acquired by Targa, will continue to be headquartered in downtown Houston. Dynegy’s existing Midstream work force of nearly 800 field and corporate employees will join Targa, which is led by Chief Executive Officer Rene Joyce.

In connection with the transaction, Stephen A. Furbacher, Executive Vice President of Dynegy’s Midstream business and a member of Dynegy’s Executive Management Committee, will retire after more than 30 years with Dynegy and predecessor companies. He will serve as a consultant to Targa during a transition period after the closing of the transaction.

“I am grateful for Steve’s commitment and direction in guiding Midstream to an industry-leading position, while serving as an example for all of our employees in terms of integrity, ethics and professionalism,” said Mr. Williamson. “I appreciate his efforts at building an organization regarded for its reliable, safe and cost-efficient operations, as well as his leadership as a member of Dynegy’s Executive Management Committee these past two and a half years as we restructured the company. All of us at Dynegy wish Steve and his family the very best in his retirement.”

Dynegy’s Midstream assets will be combined with Targa’s Louisiana and Texas assets. Targa currently has midstream operations in West Texas and Southwest Louisiana,

operating more than 2,000 miles of pipeline, five gas plants with 400 million cubic feet of natural gas per day of capacity, and system throughput of about 370 million cubic feet of natural gas per day. Additionally, Targa owns 40 percent of the Bridgeline pipeline system in Southern Louisiana.

The Midstream transaction will enable Dynegy to utilize its significant tax assets, a third component of the company’s portfolio. Taxable gains from the transaction will be largely offset by net operating losses, capital loss carry-forwards and tax credits related to Dynegy’s self-restructuring activities of the past several years, thereby minimizing cash taxes associated with the Midstream transaction.

Dynegy will provide new earnings and cash flow guidance estimates on August 8 as part of its second quarter 2005 financial results announcement. Members of the company’s senior management team will discuss results and new estimates during an investor presentation to be web cast live beginning at 9 a.m. ET/8 a.m. CT. The listen-only web cast can be accessed via the “News & Financials” section of the company’s web site at www.dynegy.com.

Dynegy’s primary financial advisor was Credit Suisse First Boston, with J.P. Morgan Securities Inc. also serving as financial advisor for the purpose of evaluating the fairness of the transaction. Targa was advised by Merrill Lynch and Co.

About Dynegy Inc.

Dynegy Inc. provides electricity, natural gas and natural gas liquids to markets and customers throughout the United States. Through its energy businesses, the company owns and operates a diverse portfolio of assets, including power plants totaling approximately 13,000 megawatts of net generating capacity and gas processing plants that process approximately 1.6 billion cubic feet of natural gas per day.

About Targa Resources, Inc.

Targa Resources, Inc. is an independent company formed in 2003 by Warburg Pincus and management to pursue gas gathering, processing, and pipeline asset acquisition opportunities. Targa currently has midstream operations in West Texas and Southwest Louisiana, operating over 2,000 miles of pipeline, five gas plants with 400 million cubic feet of natural gas per day of capacity, and system throughput of about 370 million cubic feet of natural gas per day. Additionally, Targa owns 40 percent of the Bridgeline pipeline system in Southern Louisiana. For more information, please visit www.targaresources.com.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has approximately $12 billion under management and invests in a range of industries including energy, information and communication technology, financial services, healthcare, LBOs and special situations, media and business services, and real estate. The firm has provided equity to finance energy companies since the late 1980s, including exploration and production, midstream, energy technologies, alternative power, oilfield services, power, and international energy. Warburg Pincus has invested and committed over $2.0 billion in 31 energy companies. An experienced partner to entrepreneurs seeking to create and build durable companies with sustainable value, the firm has offices in North America, Europe and Asia and an active portfolio of more than 100 companies. For more information please visit www.warburgpincus.com.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning the agreed upon sale of our Midstream business, the tax effects and capital structure impact of such transaction, the impact on our financial position and results of operations, and the possibility of a new strategic direction, such as organic growth, opportunistic expansion or sector consolidation, for our Power Generation business. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include: the satisfaction of conditions precedent to the consummation of the agreed upon sale of the Midstream business; the ability to close, and achieve tax and capital structure objectives associated with, such transaction; the availability, ability to consummate, and effects of a new strategic direction, such as organic growth, opportunistic expansion or sector consolidation, for Dynegy’s Power Generation business; and Dynegy’s ability to address its substantial leverage on favorable terms. More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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